Trecora Resources Enters Into Multi-Year Contract Extension for the Supply of Natural Gasoline

Agreement contributes to the Company’s new value growth initiative

SUGAR LAND, Texas, April 13, 2020 – Trecora Resources (“Trecora” or the “Company”) (NYSE: TREC), a leading provider of specialty hydrocarbons and specialty waxes, today announced it has signed a multi-year extension with Martin Operating Partnership L.P. for the supply of natural gasoline.

Pat Quarles, Trecora’s President and Chief Executive Officer stated, “The shale gas revolution has resulted in a significant increase in natural gasoline supply in the U.S. that has exceeded demand growth, as midstream companies have increased their fractionation capacity. This has created an opportunity for Trecora to improve its base feedstock supply. The long-term extension of our current agreement with Martin Midstream Partners L.P., allows for more favorable and competitive feedstock costs, as well as an improvement in feed flexibility. Additionally, this extension, as part of Trecora’s portfolio of growth projects and initiatives, is expected to capture significant feedstock savings over the life of the agreement.”

About Trecora Resources (TREC)

TREC owns and operates a specialty petrochemicals facility specializing in high purity hydrocarbons and other petrochemical manufacturing and a specialty wax facility, both located in Texas, and provides custom processing services at both facilities. In addition, the Company is the original developer and a 28.3% owner of AMAK, a Saudi Arabian joint stock company.

Forward-Looking Statements

Some of the statements and information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company’s financial position, business strategy and plans and objectives of the Company’s management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as “outlook,” “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “contemplates,” “proposes,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “intend,” or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions, including, but not limited to: expectations regarding the consummation of the sale of our remaining stake in AMAK; expectations regarding the future outlook for our business and the markets in which we operate; and expectations regarding the impact of the COVID-19 pandemic on our operations and the effectiveness of our protective actions in response to such pandemic.

Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Such risks, uncertainties and factors include, but are not limited to: not completing, or not completely realizing the anticipated benefits from, the sale of our remaining stake in AMAK (including the satisfaction of remaining closing conditions); general economic and financial conditions domestically and internationally; insufficient cash flows from operating activities; our ability to attract and retain key employees; feedstock, product and mineral prices; feedstock availability and our ability to access third party transportation; competition; industry cycles; natural disasters or other severe weather events, health epidemics and pandemics (including COVID-19) and terrorist attacks; our ability to consummate extraordinary transactions, including acquisitions and dispositions, and realize the financial and strategic goals of such transactions; technological developments and our ability to maintain, expand and upgrade our facilities; regulatory changes; environmental matters; lawsuits; outstanding debt and other financial and legal obligations; difficulties in obtaining additional financing on favorable conditions, or at all; local business risks in foreign countries, including civil unrest and military or political conflict, local regulatory and legal environments and foreign currency fluctuations; and other risks detailed in our latest Annual Report on Form 10-K, including but not limited to: “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission (the “SEC”). There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this press release and the information included in our prior releases, reports and other filings with the SEC, the information contained in this press release updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Investor Relations Contact:
Jason Finkelstein
The Piacente Group, Inc.
212-481-2050
trecora@tpg-ir.com